Exhibit 13.1

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

The certification set forth below is being submitted in connection with the annual report of SAWAI GROUP HOLDINGS Co., Ltd. on Form 20-F for the year ended March 31, 2021 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the United States Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Kazuhiko Sueyoshi, the Representative Director, President, Group Chief Operating Officer and Group Chief Administrative Officer, and Yoshiki Sakurai, Executive Officer, Group Chief Financial Officer and General Manager of Group Financial Department, of SAWAI GROUP HOLDINGS Co., Ltd. each certifies that, to the best of his knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of SAWAI GROUP HOLDINGS Co., Ltd.

Date: June 28, 2021

By:	/s/ Kazuhiko Sueyoshi
	Name:	Kazuhiko Sueyoshi
	Title:	Representative Director, President, Group Chief Operating Officer and Group Chief Administrative Officer (principal executive officer)

By:	/s/ Yoshiki Sakurai
	Name:	Yoshiki Sakurai
	Title:	Executive Officer, Group Chief Financial Officer and General Manager of Group Financial Department (principal financial officer)